UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 15, 2010

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders of Stein Mart, Inc. (the “Company”) was held on June 15, 2010. The Company’s stockholders considered and voted upon the following two proposals:

(1)	To elect the twelve (12) director nominees to serve as directors of the Company for the ensuing year and until their successors have been elected and qualified. Voting results were:

Name of Director	For	Withheld	Broker Non-Votes
Ralph Alexander	34,038,486	758,353	4,783,718
Alvin R. Carpenter	33,835,810	961,029	4,783,718
Irwin Cohen	34,056,912	739,927	4,783,718
Susan Falk	33,968,610	828,229	4,783,718
Linda M. Farthing	32,194,744	2,602,095	4,783,718
Mitchell W. Legler	31,528,417	3,268,422	4,783,718
Robert L. Mettler	34,038,506	758,333	4,783,718
Richard L. Sisisky	34,038,309	758,530	4,783,718
Jay Stein	32,273,943	2,522,896	4,783,718
Martin E. Stein, Jr.	28,746,471	6,050,368	4,783,718
David H. Stovall, Jr.	32,345,094	2,451,745	4,783,718
John H. Williams, Jr.	32,176,974	2,619,865	4,783,718

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending January 29, 2011. Voting results were:

For	38,218,218
Against	1,356,881
Abstain	5,458

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release dated June 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: June 18, 2010	By:	/s/ David H. Stovall, Jr.
David H. Stovall, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated June 16, 2010.